UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
May 7, 2015

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INFINERA CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	001-33486	77-0560433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
140 Caspian Court
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)
(408) 572-5200
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
At the Annual Meeting of Infinera Corporation (the "Company") held on May 7, 2015, the stockholders voted on the following three proposals and cast their votes as described below.

Proposal 1 - Approval of the Election of Three Class II Directors to the Company’s Board of Directors

The three individuals listed below were elected at the Annual Meeting to serve on the Board for a three-year term expiring at the 2018 Annual Meeting of Stockholders or until their respective successors have been duly elected and qualified.

Name	For	Withheld	Non-Votes
James A. Dolce, Jr.	80,495,759	1,730,976	30,192,419
Paul J. Milbury	80,429,520	1,797,215	30,192,419
David F. Welch, Ph.D.	78,741,356	3,485,379	30,192,419

Thomas J. Fallon, Marcel Gani, Kambiz Y. Hooshmand, Carl Redfield and Mark A. Wegleitner will continue to serve as members of the Board until the expiration of their respective terms or until their respective successors have been duly elected and qualified.

Proposal 2 - Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 26, 2015

Proposal 2 was a management proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 26, 2015, as described in the proxy materials. This proposal was approved.

For	Against	Abstain
110,065,888	2,134,321	218,945

Proposal 3 - Approval, on an Advisory Basis, of the Compensation of the Company’s Named Executive Officers

Proposal 3 was a management proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers for fiscal year 2014, as described in the proxy materials. This proposal was approved.

For	Against	Abstain	Non-Votes
78,872,494	3,084,983	269,258	30,192,419

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINERA CORPORATION

Date: May 11, 2015	By:	/s/ JAMES L. LAUFMAN
James L. Laufman Senior Vice President, General Counsel and Secretary